___________________ REALTY STANDARD ASSET PURCHASE CONTRACT AND RECEIPT	_____

Date: _______________, 2016

EXPERIENCE ART AND DESIGN, INC., a Nevada corporation (herein referred to as "EXAD” or “Buyer") and ________, LLC, a Florida Limited Liability Company (herein referred to as “_____” or “Seller”) hereby agree that, upon acceptance of this contract, Seller shall sell and Buyer shall purchase, the business known as:______ DRY CLEANER located at _____________________________________________ County, Florida including certain assets, including all furniture, fixtures, equipment, inventory, accounts receivable (where applicable), goodwill, and general intangibles, (the tangible assets are set forth in Schedule "A") pursuant to the terms and conditions of this Standard Asset Purchase Contract and Receipt and any addendums or amendments (“Contract”).

$ 400,000	A. Purchase Price.
$ 0

B. Earnest Money Deposit received.  All Deposits to be held by THE ___________ GROUP TRUST ACCOUNT (hereinafter referred to as “Broker/Escrow Agent”).  All parties acknowledge that all funds are subject to collection and that funds will not be disbursed until they are collected.  All funds will be held in a non-interest bearing account.

$ *25,000

C. As deposit upon acceptance of this offer by Seller, to be received in the form of a check. Deposits to be held by THE ___________ GROUP TRUST ACCOUNT (hereinafter referred to as "Broker/Escrow Agent".) Seller and Buyer acknowledge that checks accepted by Broker and/or Escrow Agent are subject to collection. Escrow funds will not be disbursed until they have been cleared by said bank. Escrow accounts will not bear interest.

$ 375,000	D. Cashier's Check payable to Closing Agent at or before Closing.
$ 0

E.  Promissory Note, as set out in Paragraph 4, made in favor of and to be delivered to Seller at Closing payable in __ equal consecutive monthly payments of $________ which includes interest at the rate of _____% per annum. The first payment shall be due 30 days after Closing.

$ 0	F.__N/A________________________________________________________
$ 400,000	PURCHASE PRICE TOTAL

The unpaid balance of any promissory note or other deferred indebtedness to be assumed by Buyer and mentioned above is approximate. Any adjustments thereto shall be made to the cash portion provided at Closing.

IT IS HEREBY AGREED THAT:

1.  ACCEPTANCE OF OFFER AND COUNTEROFFER: Buyer's offer shall remain open for Seller's written acceptance on or before: 5:00 o’clock PM on August 3, 2016, Seller shall accept this offer by executing this Standard Asset Purchase Contract and Receipt and deliver to Broker.  If Seller fails to accept Buyers Offer, the time for acceptance of any counteroffer shall be two (2) business days excluding any holidays.

SELLER’S INITIALS  ______________                                                                          BUYER’S INITIALS  __DL____________

                                                                                                                      BBF70 (Revised 01//06/03)

2.  CLOSING DATE: The undersigned hereby agree to execute any and all documents necessary to close this transaction. The Closing Date for this sale shall be on or before September 15, 2016**. Any extension of this Closing Date must be in writing and signed by Buyer and Seller.

3.  CLOSING AGENT, COSTS AND PRORATIONS: The parties hereby appoint _____________, ESQ., as Closing Agent to receive, deposit and distribute funds for the parties as set forth in this Contract.  The parties agree that the Closing Agent shall prepare and obtain escrow instructions, closing documents and instruments evidencing the terms and conditions of this transaction as are required for the closing and conduct the closing and provide for recording of the documents. Buyer and Seller agree to execute said documents as are reasonably requested by the Closing Agent and each is to pay one-half (1/2) of Closing Agent's fees and Closing Agent’s expenses. In the absence of any agreement, between the parties, closing expenses such as judgment and lien searches, documentary stamp taxes and the recording of UCC-1 financing statements in County and State records will be allocated according to local custom.  Documentary stamps, intangible tax, recording of the UCC-1’s and any other fees related to Buyers financing of the transaction shall be paid by the Buyer. Such expenses shall include a judgment and lien search, documentary stamp taxes and the recording of UCC-1 financing statements in County and State records. Such closing documents shall include Seller(s) and Buyer(s) Affidavits, Closing Agreement, Bill of Sale, Promissory Notes, Security Agreement, Closing Statements, and other documents as may be necessary, in the opinion of the Closing Agent, to effectuate the transaction. The parties agree that the Closing Agent shall not be representing either Seller or Buyer.  All transferable taxes, insurance, licenses, rents, utilities and any other customarily prorated items shall be prorated as of the date of Closing.

4.  PROMISSORY NOTE AND SECURITY AGREEMENT: At the time of Closing, Buyer shall execute in favor of the Seller a Promissory Note as set forth in paragraph E above, ~~personally~~ guaranteed by the Buyer ~~(s) or the shareholders of the Buyer, if a corporation~~.  Buyer shall execute a Security Agreement giving Seller a lien against all assets purchased hereunder until the indebtedness is paid in full. Payment in full shall be due if any of the secured assets are sold to a third party other than in the ordinary course of business.  The Security Agreement shall ~~be subordinate to any existing liens described herein and~~ shall contain the right of the Seller to obtain, if the Note is in default, a court appointed receiver to preserve the business assets.  Further, Buyer shall execute UCC-1 forms which shall be recorded in the State of Florida public records, as per the Uniform Commercial Code.  The collateral for the Security Agreement and Note shall be the following:

a) All furniture, fixtures and equipment listed in Schedule "A", together with all substitutions and replacements, as well as the product inventory of the Business, Accounts Receivable and all records as a going concern.

b) A collateral assignment of the Lease Agreement as consented to by the Landlord, if required, indicating that a default in either the Note or the Lease Agreement by Buyer shall constitute a default in both, giving the Seller, at Seller's option, the right to assume the Lease Agreement, re-enter the premises and take control of the Business.

5.  BILL OF SALE: Seller shall deliver to Buyer at the Closing an Absolute Bill of Sale for all of the assets to be purchased pursuant to this Contract to include but not limited to all furniture, fixtures and equipment, and other personal property included in this sale, as per the Schedule "A" list attached hereto.  Seller warrants that it has good and marketable title to the assets transferred by the Bill of Sale, free and clear of all liens and encumbrances, except any liens or encumbrances specifically set forth on the Bill of Sale.

6.  ACCOUNTS RECEIVABLE:  Check (Ö) which is applicable.

(___) It is agreed that Seller's accounts receivable of $______________________ are included in the Purchase Price. Details of these receivables shall include account names, numbers, amount and aging, and shall be delivered to Buyer at Closing. Any increase or decrease from the above set forth herein shall adjust the Purchase Price at Closing.  Where applicable, an increase shall be added to the Promissory Note owed to the Seller and a decrease shall reduce the cash down-payment. All receivables so transferred shall be guaranteed by the Seller, and if uncollectible within 180 days, may be set-off against the next payment(s) due under the Promissory Note owed to Seller.  If Buyer sets off any amount of accounts receivable as provided for in this paragraph, Buyer shall assign to Seller the right to collect said receivables.

SELLER’S INITIALS  ______________                                                                          BUYER’S INITIALS  __DL____________

                                                                                                                      BBF70 (Revised 01//06/03)

ALTERNATIVELY

(____) The accounts receivable of the Business for work done or goods sold prior to and including the date of Closing (hereinafter, Seller's Accounts Receivable) shall remain the property of Seller.  Buyer will forward to Seller payments received by Buyer with respect to Seller's Accounts Receivable, and will cooperate with Seller in providing all correspondence or other documents received by Buyer with respect to Seller's Accounts Receivable and will otherwise cooperate with Seller to enable Seller to collect Seller's Accounts Receivable.

7.  WARRANTY: Seller warrants that all outstanding liabilities of the Business, except as specifically set forth herein, shall be paid in full on or before the Closing of this sale, and that Buyer shall receive the assets of the Business free and clear of any encumbrances other than the security interest which may be created pursuant to the terms of this transaction.

8.  INDEMNIFICATION AND RIGHT OF SET-OFF: Seller indemnifies Buyer and shall hold Buyer harmless from any and all debts, claims, actions, losses, damages and attorney's fees, existing or that may arise from or be related to Seller's operation and ownership of the Business, except any liabilities assumed by Buyer hereunder. In the event Buyer should become aware of any such claim against the Business not disclosed by Seller prior to Closing, Buyer shall promptly notify Seller, in writing, of such claim. In the event Seller does not satisfy said claim or said claim is not disputed within ten (10) days from the receipt of such notice, Buyer may, at its sole discretion, pay such claim and receive full credit against the next payment(s) due under any Promissory Note” owed to Seller under this Contract; and this right of set-off shall be incorporated into any “Promissory Note.” In the event of a cash sale, or wholly third party financing, the parties agree that the Closing Agent shall retain $_____ from the Seller's closing proceeds for a period of __ days to secure the Seller's indemnification responsibilities as provided for herein.

9.  ACCOUNTS PAYABLE: All accounts payable accruing up to and including the date of the Closing shall remain the responsibility of Seller. Immediately from and after the Closing, all incurred accounts payable shall be the sole responsibility of Buyer.

10. INVENTORY OF GOODS: It is agreed that, included in the Purchase Price, the inventory at Closing of marketable shall be be listed in Schedule “A”. An itemized physical count of these goods held for resale shall be taken by Buyer and Seller prior to the Closing and an increase or decrease as compared to this cost shall adjust the total purchase price.  Where applicable, an increase shall be added to the Promissory Note owed to Seller and a decrease shall reduce the cash down payment from Buyer.

11. COVENANT NOT TO COMPETE:  Seller, including all officers, directors and shareholders of Seller if Seller is a corporation, will not directly or indirectly engage in or become interested in a similar business or any business or activity incidental to the business being purchased or become the agent or employee of any competitor of Buyer, or in any other way compete with Buyer, other than employment of the Seller by the Buyer at the Business, within an area encompassing a radius of  Two Hundred (200) miles from the location of the Business for a period of Five (5) years from the Closing Date.  Seller acknowledges that any remedy at law for breach of this covenant would be inadequate and that Buyer will be entitled to injunctive relief to enforce this Section, in addition to any other legal remedies available to Buyer for such breach of this Section.  Seller acknowledges that the area covered by the covenant not to compete, and the nature and duration of the restrictions in this Section, are reasonable and necessary for the proper protection of Buyer.  If any part of this Section is invalidated, the remainder of this Section will nevertheless continue to be valid and enforceable.  If anyone successfully contests the validity or enforceability of this Section in its present form predicated upon the duration or area of coverage, this provision will not be deemed invalid or unenforceable, but will instead be deemed modified, so as to be valid and enforceable, to provide coverage for the maximum duration that any Court of competent jurisdiction will deem reasonable, necessary and equitable.

12. FINANCIAL INFORMATION: Seller represents and warrants that the financial information supplied to Buyer by Seller is true and correct and is a fair and accurate representation of the financial condition and results of operation of the Business. From the date of execution of this contract Buyer shall, at its option, have fifteen (15) Calendar Days to request, in writing, any financial information of Seller necessary to verify the financial condition of the Business and the information supplied by Seller to Buyer. Buyer shall have 45 Calendar Days, after receipt of said additional information to verify the information.  ~~If there is a ten percent (10.0%) negative variance in any~~

SELLER’S INITIALS  ______________                                                                          BUYER’S INITIALS  __DL____________

                                                                                                                      BBF70 (Revised 01//06/03)

~~of the financial information furnished by the Seller,~~ Buyer, in its sole discretion, may cancel this contract by written notice to Seller and Broker within the 45-day period set forth above. Buyer’s failure to notify Seller and Broker within the time specified, shall constitute Buyer's absolute waiver of this provision.

13. BUYER'S ACKNOWLEDGMENT: Buyer hereby acknowledges that Buyer is relying solely on Buyer's own inspection of the Business and the representations of Seller regarding the prior Business operating history, the value of the assets being purchased and all other material facts. Broker(s) neither represented nor warranted the accuracy of any facts, figures, books, records, memoranda, financial information or data, of any kind, concerning the operations of Seller. Broker has not conducted any independent investigation whatsoever of the Business and the information provided by Seller to Broker. Moreover, Buyer acknowledges that Broker has not verified any of the representations made by Seller.

14. SELLER'S ACKNOWLEDGMENT: Seller acknowledges that Broker made no representations concerning the creditworthiness, integrity or ability of Buyer to complete this transaction.  Seller has relied solely on Buyer's representations with respect thereto.   Seller acknowledges that the Broker has performed all its duties pursuant to the listing agreement and has earned its compensation as set forth therein.

15. LITIGATION: Except as noted herein, Seller represents and warrants that there are no judgments, liens, actions, arbitrations, decrees, investigations or proceedings pending or threatened before any court or before any federal, state, municipal or other governmental body, commission or agency against Seller or relating to the Business, its properties or business activity,

16. DEFAULT:  If Buyer fails to perform this Contract within the time specified herein, including the payment of all deposits, the deposits paid by Buyer may be retained by Seller as liquidated damages and full settlement of any claims or the Seller may proceed in equity to enforce the Contract.  If Seller chooses to receive all deposits as liquidated damages, the Seller agrees to disburse half of the deposits to the Broker(s) involved. The “listing agreement” between Seller and Broker shall continue in full force and effect. In the event Seller shall default by failing to perform any of the covenants contained in this Contract, or fails to provide information specified herein within fifteen (15) days after a written request from Buyer to do so, or to otherwise close according to the terms and conditions of this Contract, Buyer may seek specific performance or terminate this Contract and receive the return of Buyers escrow deposit, as well as seek reimbursement for any and all reasonable legal and accounting fees and other costs incidental to inspecting the Business. Regardless of whether Seller or Buyer should default under this Contract, Broker's compensation shall be due and payable upon demand.

17. CONDITION OF EQUIPMENT: All furniture, fixtures and equipment, and other personal property included in this sale, as set forth on Schedule "A", are being purchased on an "AS IS" basis, without warranties of its merchantability or fitness for any particular purpose. However, at the time of Closing, all equipment shall be in working condition. It is the Buyers sole responsibility to inspect the equipment prior to Closing to determine that the equipment is in working condition.

18.LOSS OR DAMAGE: In the event there is any loss or damage to the Business premises or any of the assets, improvements, systems or equipment included in this sale at any time prior to Closing, the risk of loss shall be upon Seller. Immediately from and after Closing, all risk of loss or damage shall be upon Buyer.

19.BUSINESS DEPOSITS: Any and all amounts currently on deposit for the benefit of the Business for utility services, leases, insurance, etc., are and shall remain the sole property of Seller and are not included as part of the Purchase Price. Buyer shall, as of the date of Closing, deposit such monetary amounts as is necessary to continue the operation of the Business or the Seller shall receive a credit for such deposits at Closing.

20.OPERATION OF THE BUSINESS BEFORE CLOSING: Seller hereby agrees, from the date of execution of this contract to the date of Closing, to carry on the business activities and operations of the Business diligently and in substantially the same manner as has been customary in the past, and Seller shall not remove any items, with the exception of product inventory sold in the normal course of business.

21.BUSINESS TELEPHONE: Seller agrees to transfer to Buyer at Closing, and Buyer agrees to accept all of Seller's right, title, interest and responsibility for the Business telephone number(s), yellow page advertisements and any other advertising that refers to said telephone number(s).

SELLER’S INITIALS  ______________                                                                          BUYER’S INITIALS  __DL____________

                                                                                                                      BBF70 (Revised 01//06/03)

22.BUSINESS MAIL:  After Closing, Seller agrees that all mail it receives relating to the Business, shall be immediately forwarded to Buyer, and Buyer agrees to immediately forward to Seller any personal mail of Seller.

23.BUSINESS RECORDS: At Closing, Seller shall deliver copies of all customer accounts, records, and any other documents pertinent to the operation of the Business which Seller has in its possession. Such records shall include copies of those documents necessary to conduct business with suppliers and customers of the Business.

24.BUSINESS PREMISES: Until Closing, Seller agrees to maintain the Business premises, including heating, cooling, plumbing and electrical systems and built-in fixtures, together with all other equipment and assets included in this sale, in good working order and to deliver the premises in a clean and orderly condition.

25.LICENSES AND PERMITS: Unless otherwise specified herein, Seller agrees to cooperate with Buyer in obtaining, at Buyer's expense, any licenses, permits, approvals or certificates necessary for the continued operation of the Business. At closing, Seller warrants that to the best of its knowledge the Business and premises are in compliance with all government regulations as to health, fire, zoning and other licensing laws. Seller shall bear the cost of repairs and/or alterations which are or may be required to allow Buyer to operate the Business in a lawful manner.

26.FAMILIARIZATION: Seller agrees to spend, at no cost to Buyer, a period of 30 days, during normal business hours inclusive of holidays and Sundays from the Closing Date, to assist Buyer and employees in the orderly transfer of the Business.

27.BUSINESS TRADE NAME: Seller hereby grants Buyer, effective with the Closing of this sale, any and all rights held by Seller in the trade name, "__________ CLEANER" and any variations thereof. Seller hereby waives any rights thereto, and shall not directly or indirectly, after Closing, make use of such name.  If the corporate and business trade names of the Seller are the same or similar, the Seller shall be obligated to change its corporate name to a name unrelated to the Business name within 90 days from the date of Closing.

28. LEASE OF PREMISES:  Within seven (7) days after the satisfaction of all contingencies, but not less than ten (10) days prior to the date of Closing, Seller shall execute an assignment for the lease on the Business premises with the Landlord's written consent.  The Buyer shall assume the lease at Closing. This contract shall be subject to such consent where consent is required.  Alternatively, at Buyer's option, Seller shall assist Buyer, within the time constraints set out above, to obtain a new lease on substantially the same terms and conditions as the existing lease, to be effective as of the Closing Date.

29.INCORPORATION BY BUYER: It is acknowledged and agreed that Buyer may elect to incorporate. In such event, the Buyer shall assign this Contract to the newly formed corporation. Buyer shall cause the corporation to ratify and adopt the terms and conditions of this Contract. The original Buyer shall continue to be ~~personally~~ liable for the performance of the terms, covenants and conditions herein. ~~In the event the Buyer is a corporation, the signatory to this Agreement shall, in addition to the corporation, be personally liable for the performance of the terms, conditions and covenants contained herein~~.

30.PRE-CLOSING COVENANTS: Buyer and Seller agree not to disclose to any third party the terms and conditions of this transaction prior to the date of Closing, except to the party's attorneys, accountants or other professional advisors. Buyer further agrees not to visit the business premises prior to Closing, discuss the pending sale, contact employees, vendors or customers, without Seller’s approval.

31.AUTHORITY: The undersigned have the full authority to enter into this Contract and to conclude the transaction described herein.  This Agreement has been duly authorized, executed and delivered by Seller and Buyer and constitutes a legal, valid and binding obligation, enforceable against each of them in accordance with its terms.  The execution, delivery and performance of this Agreement by Seller and Buyer will not constitute a violation of its Certificate of Incorporation or its By-Laws or any other third party agreement.

32.GOVERNING LAW:  This Contract shall be governed by the laws of the state of Florida. The parties hereby consent to personal jurisdiction and venue, for any action arising out of a breach or threatened breach of this Agreement in the Circuit Court in and for ___________ COUNTY, FLORIDA. The parties hereby agree that any controversy which may arise under this Agreement would involve complicated and difficult factual and legal

SELLER’S INITIALS  ______________                                                                          BUYER’S INITIALS  __DL____________

                                                                                                                      BBF70 (Revised 01//06/03)

issues.  Therefore, any action brought by either party, alone or in combination with others, whether arising out of this Agreement or otherwise, shall be determined by a Judge sitting without a jury. Any breach of this Agreement shall result in the prevailing party being entitled to receive from the other party all of its reasonable Attorneys fees, costs, and expenses incurred at both the trial and appellate levels.

33. ESCROW DISPUTES: In the event of a dispute at any time among Buyer, Seller and/or Broker which may involve funds held in escrow by Broker and/or Escrow Agent, all parties shall agree to be bound under the terms of Paragraph 32 hereinabove. Broker and/or Escrow Agent may hold such funds in escrow until such time as the parties have either resolved the dispute or submitted it to resolution through mediation, arbitration, or otherwise. However, if Broker is holding an escrow, the Broker shall nonetheless notify the Florida Real Estate Commission of such escrow dispute.  The Escrow Agent shall be under no responsibility in respect to the Escrow Funds deposited with it other than faithfully to follow the instructions herein contained.  The Escrow Agent may advise with counsel and shall be fully protected in any actions taken in good faith, in accordance with such advice.  The Escrow Agent shall not be required to institute legal proceedings of any kind and shall be fully protected in acting in accordance with any written instructions given to the Escrow Agent hereunder and believed by the Escrow Agent to have been signed by the proper parties.  The Escrow Agent assumes no liability under this Agreement except that of a stakeholder.  If there is any dispute as to whether the Escrow Agent is obligated to deliver the Escrow Funds, or as to whom that sum is to be delivered, the Escrow Agent will not be obligated to make any delivery of said sum, but in such event may hold said sum until receipt by the Escrow Agent of any authorization in writing signed by all of the persons having an interest in such dispute, directing the disposition of said sum, or in the absence of such authorization, the Escrow Agent may hold the sum until the final determination of the rights of the parties in an appropriate proceeding.  If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, the Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit said sum in court, pending such determination.  In making delivery of the Escrow Funds in the manner provided for in this Agreement, the Escrow Agent shall have no further liability in the matter, and Seller and Buyer shall be jointly and severally liable for all of Escrow Agent's costs and fees, to include without limitation attorney's fees related to the performance of Escrow Agent's duties hereunder.

34. WAIVER:  No waiver of any provisions of this contract shall be effective unless it is in writing, signed by the party against whom it is asserted and any such waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing waiver.

35. PARAGRAPH HEADLINES: Captions and paragraph headlines in this Contract are for convenience and reference only and do not define, describe, extend or limit the scope or intent of this contract or provision herein.

36. BINDING EFFECT: This contract shall bind and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the parties hereto. The parties acknowledge that this Contract, including all covenants, representations, warranties and agreements, shall survive the Closing of this transaction.

37. ENTIRE AGREEMENT:  Time is of the essence.  This Purchase Contract and Receipt constitutes the entire agreement and under-standing of the parties and cannot be modified except in writing executed by all parties. All the terms, conditions, covenants and representations made herein shall survive the Closing of this transaction.

38. SEVERABILITY: In the event that any of the terms, conditions or covenants of this Contract are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the remaining provisions.

39. CONTRACT REVIEW: From the date of acceptance of this Contract, Buyer and Seller shall have five (5) business days from the date of the last party to execute the Contract to have this Contract including all addenda or amendments, reviewed by their respective attorneys for the sole purpose of verifying that the form and language used herein adequately protects their clients and to make any necessary language changes within such time. The substance and material terms of this Contract shall remain unchanged.

40. TYPEWRITTEN OR HANDWRITTEN PROVISIONS: Typewritten or handwritten provisions inserted in this form and acknowledged by the parties by their initials shall control all printed provisions in conflict therewith.

SELLER’S INITIALS  ______________                                                                          BUYER’S INITIALS  __DL____________

                                                                                                                      BBF70 (Revised 01//06/03)

41. BROKER: Broker shall be deemed to include ___________________ REALTY and _______________, INC.

42. ENVIRONMENTAL: The parties acknowledge having been advised by the Broker that they are aware of the health, liability and economic impact of environmental matters relative to real estate transactions, which may include the sale of the Business or the lease of the premises where the Business is conducted. The Broker specifically affirms that it does not conduct, advise and/or have any knowledge of environmental matters, nor does it undertake or conduct analyses thereof.  The parties are advised to retain qualified environmental professionals to determine if any hazardous toxic wastes, substances or other undesirable materials or conditions exist on the property and if so, whether any health danger or other liability exists and whether such substances may have been used during the construction or operation of the business or buildings, or may be present as a result of previous activities on property.  Various laws and regulations have been enacted at the federal, state and local level dealing with the use, storage, handling, removal, transportation and disposal of toxic or hazardous wastes and substances. Depending upon past, current and proposed uses of this property, the parties acknowledge that it is prudent to retain an environmental expert to conduct a site investigation and/or building inspection. If hazardous or toxic substances exist or are contemplated to be used at the property, special governmental approvals or permits may be required. Further, the cost of removal and disposal of such materials may be substantial. Consequently, the assistance of legal and technical experts should be obtained where these substances are or may be present.

43. TAX DISCLOSURE: Florida Statute, 212.10, governs the sales tax liability of parties involved in the sale or exchange of business assets. Broker discloses the existence of said statutory provision as well as the potential transferee liability purported to be created therein.  However, Broker specifically disclaims any responsibility as to whether and/or to what extent said statutory provision is applicable to this transaction. Broker advises that the parties hereto seek the assistance of independent counsel. The parties acknowledge that they have been advised by the Broker to seek advice as to the allocation of the purchase price, as is required by law. Buyer and Seller acknowledge that certain Federal Income Tax and State of Florida laws and taxes may be applicable to this transaction.

44. REAL PROPERTY:  If the sale of the business includes real property, the sale of the real property portion shall be in terms of the FARBAR contract attached hereto and made a part hereof.  The terms of the FARBAR contract shall relate only to the real property.

45. NOTE PREPAYMENT: The Buyer may pay-off the balance owed on the Promissory Note, as listed in Paragraph 4 above, early, without a prepayment penalty.

46. LIENS: All existing liens, as referenced in Paragraph 4 above, must be satisfied at Closing.

47. CONTINGENCY: This Standard Asset Purchase Contract and Receipt is contingent upon the Buyer, at its sole expense, successfully auditing the Assets and business operation of the Seller.  In the event that the Buyer cannot receive a satisfactory audit, this Standard Asset Purchase Contract and Receipt shall be cancelled without penalty to the Buyer.

48. DEPOSIT*: $25,000 Deposit to be made after acceptance and upon receipt of all investigation material as outlined in Exhibit A.

49. CLOSING UPON AUDIT**: The Closing Date shall be within 5 days of the completed Audit.

50. PUBLIC DISCLOSURE: Without the prior written consent of the other, which written consent will not be unreasonably withheld, no party to this Agreement will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary.

SELLER’S INITIALS  ______________                                                                          BUYER’S INITIALS  __DL____________

                                                                                                                      BBF70 (Revised 01//06/03)

INSTRUCTIONS TO CLOSING AGENT: Both Seller and Buyer direct the Closing Agent to disburse at Closing the full amount of the brokerage fee specified in agreements with the parties and via any cooperative agreements between the brokers, unless such fees were retained from Escrow Funds or paid in advance in all or in part. For reference purposes, the participating licensees, their Agency Status and respective brokerage firms is printed below.

________________________ TRANSACTION Selling Real Estate Licensee (Print) Agency Status _______________________ REALTY Selling Real Estate Firm	____________________ TRANSACTION Listing Real Estate Licensee (Print) Agency Status ___________________, INC. Listing Real Estate Firm

THIS IS A LEGALLY BINDING AND FULLY ENFORCEABLE CONTRACT, read it carefully. If you wish counsel then please seek assistance from an attorney and/or accountant prior to executing this document. Broker is not qualified to give legal or financial advice. A facsimile copy of this document and signatures shall be considered for all purposes as original.

DATED and RECEIVED on August 03, 2016 at the hour of 3:00 o'clock PM.

The undersigned Buyer expressly acknowledges fully reading, understanding and receiving a copy of this document.

Experience Art and Design, Inc.        Street Address: 7260 W Azure Drive, Suite 140952

BUYER: Printed Name

By: __________/s/Derrick LEfcoe_____________________        City: Las Vegas______ State: NV Zip: 89130

       Signature                                        Title, if a Corporation

By: _________Derrick Lefcoe_________________________         Phone: (_702_) 347_- 8521__

       Printed Name

By: _______________________________________________ who personally guarantees Buyer’s performance of this Agreement.

SELLER'S ACCEPTANCE:  I/we accept the foregoing offer and agree to sell the above-described business and assets on the terms and conditions of the contract.  Seller acknowledges fully reading, understanding and receiving a copy of this document.

DATED and ACCEPTED on August 3, 2016 at the hour of 11:22 o'clock AM.

________________________________________________          Address: _________________________________________________

SELLER: Printed Name

By: ____________________________ ___________________          City: __________________________ State:__FL_ Zip: ________

       Signature                                            Title, if a Corporation

By: _______________________________________________           Phone: (_____) ________ - ______________

       Printed Name

By: ______________________________________________ who personally guarantees Seller’s performance of this Agreement.

COUNTER OFFER: [___] Seller counters Buyer’s offer via markings hereon [___], or separate attachment [___] and signs this acceptance based upon Buyer’s agreeing to said changes. To accept this Counter Offer, Buyer must initial each change or sign said attachment, and deliver same to Seller by 5:00 PM on: ___________ _____, _____.

SELLER'S REJECTION: [___] Seller rejects Buyer’s offer and declines to Counter Offer.

Date:           _________ ____, ______   _______________________________   _______________________________

                                                      Seller’s Signature                                    Seller’s Printed Name

SELLER’S INITIALS  ______________                                                                          BUYER’S INITIALS  __DL____________

                                                                                                                      BBF70 (Revised 01//06/03)